EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, we, the signatories of the statement on Schedule 13D to which this joint filing agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: November 19, 2007
Palo Alto Investors, LLC

By:
	Name:	William L. Edwards
	Title:	President

Palo Alto Investors, Inc.

By:
	Name:	William L. Edwards
	Title:	President

Palo Alto Small Cap Master Fund, L.P.
By Palo Alto Investors, LLC, its general partner

By Palo Alto Investors, Inc., its managing member

By:
	Name:	William L. Edwards
	Title:	President

Micro Cap Partners, L.P.
By Palo Alto Investors, LLC, its general partner

By Palo Alto Investors, Inc., its managing member

By:
	Name:	William L. Edwards
	Title:	President

UBTI Free, L.P.
By Palo Alto Investors, LLC, its general partner

By Palo Alto Investors, Inc., its managing member

By:
	Name:	William L. Edwards
	Title:	President

WILLIAM L. EDWARDS

	Name:	William L. Edwards